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                                   FORM 8-A

                      Securities and Exchange Commission
                            Washington, D.C. 20549

               For registration of certain classes of securities
                    pursuant to Section 12(b) or (g) of the

                        Securities Exchange Act of 1934


                            FIRST UNION CORPORATION
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            (Exact name of registrant as specified in its charter)


                  NORTH CAROLINA                               56-0898180
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     (State of incorporation or organization)     (I.R.S. Employer Identification No.)

ONE FIRST UNION CENTER, CHARLOTTE, NC                                         28288-0013
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(Address of principal executive offices)                                      (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
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                 Title of each class            Name of each exchange on which
                 to be so registered            each class is to be registered

___________________________________________   __________________________________

___________________________________________   __________________________________

___________________________________________   __________________________________

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-59616 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

DIVIDEND EQUALIZATION PREFERRED SHARES, no par value
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                               (Title of class)
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                Information required in registration statement

Item 1. Description of Registrant's Securities to be Registered.

See pages 115 through 117, "Dividend Equalization Preferred Shares (DEPs)", and pages A-32 through A-35, which include the text of the amendment to the Articles of Incorporation containing the rights, preferences and designations of the Dividend Equalization Preferred Shares, of Amendment No. 4 to the Registration
Statement on Form S-4 filed by the registrant on June 27, 2001 (File No. 333-
59616), which descriptions are incorporated by reference into this Item 1.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

Exhibit 3.5 - Designations of Rights and Preferences of Dividend Equalization
Preferred Shares of First Union (incorporated by reference from Annex 3 to
Appendix A of the Joint Proxy Statement-Prospectus included as part of Amendment
No. 4 to the Registration Statement on Form S-4 filed by the registrant on June
27, 2001 (File No. 333-59616)).

                                   Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)  FIRST UNION CORPORATION
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Date  AUGUST 23, 2001
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By /s/ Ross E. Jeffries, Jr.
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   Ross E. Jeffries, Jr.
   Senior Vice President


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